December 7, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:      Protalex, Inc.
File No. 000-28385

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Protalex, Inc. dated December 7, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ Grant Thornton LLP